UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


           Date of report (Date of Earliest Event Reported: (04-18-01)


                      GENERAL MOTORS ACCEPTANCE CORPORATION
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               (Exact name of registrant specified in its charter)

                                    Delaware
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         (State or other jurisdiction of incorporation or organization)

         1-3754                                        38-0572512
  ---------------------                    -------------------------------------
  (Commission File No.)                     (I.R.S. Employer Identification No.)

              200 Renaissance Center, Detroit, Michigan 48265-2000
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                                  313-665-6266
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS


                     GMAC 1ST QUARTER 2001 EARNINGS SUMMARY

     General Motors Acceptance Corporation (GMAC) earned consolidated net income in the 1st quarter of 2001 of $465 million, up 17% from the $397 million earned in the 1st Quarter of 2000. These earnings represent the best quarter for GMAC since 1991. Reported results include a $34 million favorable impact from a cumulative effect of accounting change due to the adoption on January 1, 2001 of SFAS 133, Accounting for Derivative Instruments and Hedging Activities and SFAS 138, which amends SFAS 133.

     For the quarter, net income from financing operations totaled $334 million, up 27% from $262 million earned in same period of 2000. The strong results can be attributed to higher asset levels and increased securitization activity in the first quarter of 2001.

     GMAC Insurance Holdings, Inc. generated net income of $35 million in the 1st Quarter of 2001, down 44% from the $62 million earned in the same period of 2000. The decrease was due to industry-wide deterioration of loss trends in the personal lines business, partially offset by favorable loss experiences in certain commercial and mechanical programs.

     GMAC Mortgage Group, Inc. earned $96 million in the first quarter of 2001, up 32% from the $73 million earned in the same period last year. The increased earnings from mortgage operations reflect higher originations and increased securitization activity, as well as increased contributions from International operations.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf the undersigned hereunto duly authorized.



                                           GENERAL MOTORS ACCEPTANCE CORPORATION
                                           -------------------------------------
                                                        (Registrant)



Dated:  April 20, 2001                      By  s/  GERALD E. GROSS

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                                                   (Gerald E. Gross, Controller)